UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 5, 2011

BCS Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167386	90-0554260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Laysan Teal Drive, Roseville CA	95747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 289-0434

__________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management
Item 5.01 Changes in Control of Registrant

On April 5, 2011, Tyler Vorhies, the principal shareholder of BSC Solutions, Inc., a Florida corporation (the "Company"), entered into a Stock Purchase Agreement which provided for the sale of his 24,000,000 shares of common stock of the Company (the “Shares”) to Jeoffrey Avancena. The consideration paid for the Shares, which represent 54.05% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $230,000. Mr. Avancena used his personal funds to purchase the Shares. In connection with such purchase, Mr. Vorhies cancelled the other 180,000,000 shares in the Company which he had owned.

There are no arrangements or understandings among members of both the former and new control person and their respective associates with respect to the election of directors of the Company or other matters, other than the resignation by Mr. Vorhies as the sole officer and director of the Company simultaneous with the sale of the Shares to Mr. Avancena and the appointment of Mr. Avancena as a director in lieu of Mr. Vorhies.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 5, 2011, in connection with the acquisition of the Shares, Jeoffrey Avancena was appointed as a director of the Company upon the resignation of Tyler Vorhies from his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Mr. Paul Strobel as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and a director of the Company. The Board of Director also elected Mr. Avancena as the Secretary of the Company.

There is currently no arrangement or agreement regarding the compensation of either Mr. Strobel or Mr. Avancena with respect to serving as officers and directors of the Company.

Mr. Strobel, age 63, is a geologist. Since 2008 he has been the Managing Partner of Western Resource Consultants, a privately-held business providing consulting services to the mineral exploration industry.  Prior to 2008 he was a Vice President at Gold Reef International from 2007 through 2008, General Manager at Chambers Group, Inc. for 2006 through 2007 and from 1997 to 2005 he was a contract geologist for Marston Environmental. Mr. Strobel holds a Bachelor of Science degree from the University of Arizona.

Jeoffrey Avancena, age 33, was an assistant branch manager at TransCanada Credit (Wells Fargo Financial) from 2001 through 2005, and from 1996 through 2000 he was a personal banking representative at the Canadian Imperial Bank of Commerce. Since 2005 Mr. Avancena was not employed.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.1	Stock Purchase Agreement dated April 5, 2011 between Jeoffrey Avancena and Tyler Vorheis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 2011

BCS SOLUTIONS, INC.

By:  /s/ Paul Strobel
Name:  Paul Strobel
Title:  Chief Executive Officer